EXHIBIT 3.2

NCR CORPORATION

BYLAWS

AS AMENDED AND RESTATED ON JANUARY 28, 2004

ARTICLE I.

Stockholders

Section 1. ANNUAL MEETING. The Corporation shall hold annually a regular meeting of its stockholders for the election of the Directors and for the transaction of general business at such place within the United States as the Board of Directors shall determine and shall cause to be stated in the notice of such meeting, on any business day during the 31-day period beginning on the third Thursday of April of each year. Such annual meetings shall be general meetings, that is to say, open for the transaction of any business within the powers of the Corporation without special notice unless otherwise required by statute, by the Charter (which term, as used in these Bylaws, shall include all amendments to the Charter and all Articles Supplementary) or by these Bylaws. Failure to hold an annual meeting at the designated time shall not, however, invalidate the corporate existence or affect otherwise valid corporate acts.

Section 2. SPECIAL MEETINGS.

(a) General. The Chairman of the Board, President, Chief Executive Officer or Board of Directors may call a special meeting of the stockholders. Subject to subsection (b) of this Section 2, a special meeting of stockholders shall also be called by the Secretary of the Corporation upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

(b) Stockholder Requested Special Meetings. (1) Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the Secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in writing), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each such stockholder that must be disclosed pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date and make a public announcement of such Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which the Record Date Request Notice is received by the Secretary.

(2) In order for any stockholder to request a special meeting, one or more written requests for a special meeting signed by stockholders of record (or their agents duly authorized in writing) as of the Request Record Date entitled to cast not less than a majority (the “Special Meeting Percentage”) of all of the votes entitled to be cast at such meeting (the “Special Meeting Request”) shall be delivered to the Secretary. In addition, the Special Meeting Request shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the Secretary), shall bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, shall set forth the name and address, as they appear in the Corporation’s books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), the class, series and number of all shares of stock of the Corporation which are owned by each such stockholder, shall be sent to the Secretary by registered mail, return receipt requested, and shall be received by the Secretary within 60 days after the Request Record Date. Any requesting stockholder may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.

(3) The Secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting. The Secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2)

of this Section 2(b), the Secretary receives payment of such reasonably estimated cost prior to the preparation and mailing of any notice of the meeting.

(4) Except as provided in the next sentence, any special meeting shall be held at such place, date and time as may be designated by the Board of Directors. In the case of any special meeting called by the Secretary upon the request of stockholders (a “Stockholder Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the Secretary (the “Delivery Date”), a date and time for a Stockholder Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In fixing a date for any special meeting, the Chairman of the Board, President, Chief Executive Officer or Board of Directors may consider such factors as he, she or it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Stockholder Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date.

(5) If written revocations of requests for the special meeting have been delivered to the Secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting to the Secretary, the Secretary: (i) if the notice of meeting has not already been mailed, shall refrain from mailing the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for the special meeting, or (ii) if the notice of meeting has been mailed and if the Secretary first sends to all requesting stockholders who have not revoked requests for a special meeting written notice of any revocation of a request for the special meeting and written notice of the Secretary’s intention to revoke the notice of the meeting, may revoke the notice of the meeting at any time before ten days before the commencement of the meeting. Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.

(6) The Chairman of the Board of Directors, President, Chief Executive Officer or the Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary. For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been delivered to the Secretary until the earlier of (i) five Business Days after receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the Secretary represent at least a majority of the issued and outstanding shares of stock that would be entitled to vote at such meeting. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(7) For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

Section 3. NOTICE. Written, printed or electronic notice of every annual or special meeting of the stockholders shall be given to each stockholder entitled to vote at such meeting and to each stockholder entitled to notice of but not to vote at the meeting, by leaving the same with him or her or at his or her residence or usual place of business, by mailing it to him or her at his or her address as it appears upon the books of the Corporation, or by transmitting it to him or her by electronic mail or any other electronic means or as otherwise permitted by law, at least 10 days and not more than 90 days before such meeting. Notice of every special meeting shall state the place, day and hour of such meeting and the business proposed to be transacted thereat; and no business shall be transacted at such meeting except that specifically named in the notice. Failure to give notice of any annual meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any annual meeting if held at the time and place fixed by Section 1 of this Article I, or the validity of any proceedings at any such meeting (other than proceedings of which special notice is required by statute, by the Charter or by these Bylaws). No notice of an adjourned or postponed meeting of stockholders need be given, except as required by law.

Section 4. ADJOURNMENT AND VOTING. The chairman of any special or annual meeting of stockholders may adjourn or postpone the meeting from time to time, whether or not a quorum is present. No notice of the time and place of adjourned or postponed meetings need be given except as required by law. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment or postponement, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. At any such adjourned or postponed meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. Except as required by statute, or as provided in the Charter or in these Bylaws, a majority of all the votes cast at a duly called special or annual meeting of stockholders at which a quorum is present shall be sufficient to approve any matter which properly comes before the meeting, including the election of Directors.

Section 5. PROXIES. Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by proxy, but no proxy which is dated more than eleven months before the meeting at which it is offered shall be accepted, unless such proxy shall, on its face, name a longer period for which it is to remain in force. A stockholder may authorize another person or persons to act as his or her proxy to the extent permitted by law.

Section 6. ORGANIZATION AND CONDUCT. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment, by the Chairman of the Board or, in the case of a vacancy in the office or absence of the Chairman of the Board, by one of the following officers present at the meeting: the Vice Chairman of the Board, if there be one, the Chief Executive Officer, the President, the Vice Presidents in their order of rank and seniority, or, in the absence of such officers, a chairman of the meeting chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The Secretary, or, in the Secretary’s absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person appointed by the Board of Directors or, in the absence of such appointment, a person appointed by the chairman of the meeting shall act as Secretary. In the event that the Secretary presides at a meeting of the stockholders, an Assistant Secretary, or in the absence of assistant secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) determining when the polls should be opened and closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; and (h) recessing or adjourning the meeting to a later date and time and place announced at the meeting. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 7. ADVANCE NOTICE OF STOCKHOLDER NOMINEES FOR DIRECTOR AND OTHER STOCKHOLDER PROPOSALS.

(a) Annual Meetings of Stockholders. (1) Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice by the stockholder as provided for in this Section 7(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with this Section 7(a) and applicable law.

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 7, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder’s notice shall set forth all information required under this Section 7 and shall be delivered to the Secretary at the principal executive office of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to the date of mailing of the notice for such annual meeting and 5:00 p.m., Eastern Time, on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the tenth day following the day on which public announcement of the date of mailing of the notice for such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (i) as to each individual whom the stockholder proposes to nominate for election or reelection as a director, (A) the name, age, business address and residence address of such individual, (B) the class, series and number of any shares of stock of the Corporation that are beneficially owned by such individual, (C) the date such shares were acquired and the investment intent of such acquisition and (D) all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a description of such business, the reasons for proposing such business at the meeting and any material interest in such business of such stockholder any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder and the Stockholder Associated Person therefrom; (iii) as to the stockholder giving the notice and any Stockholder Associated Person, the class, series and number of all shares of stock of the Corporation which are owned by such stockholder and by such Stockholder Associated Person, if any, and the nominee holder for, and number of, shares owned beneficially but not of record by such stockholder and by any such Stockholder Associated Person; and (iv) as to the stockholder giving the notice and any Stockholder Associated Person covered by clauses (ii) or (iii) of this paragraph (2) of this Section 7(a), the name and address of such stockholder, as they appear on the Corporation’s stock ledger and current name and address, if different, and of such Stockholder Associated Person.

(3) Notwithstanding anything in this subsection (a) of this Section 7 to the contrary, in the event the Board of Directors increases or decreases the size of the Board of Directors in accordance with Article II, Section 3 of these Bylaws, and there is no public announcement of such action at least 100 days prior to the first anniversary of the date of mailing of the notice of the preceding year’s annual meeting, a stockholder’s notice required by this Section 7(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by the Corporation.

(4) For purposes of this Section 7, “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 7 and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 7 and applicable law. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any such stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (2) of this Section 7(a) shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting and not later 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

(c) General. (1) If information submitted pursuant to this Section 7 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall be inaccurate to a material extent, such information may be deemed not to have been provided in accordance with this Section 7.

(2) Unless otherwise required by applicable law, only such individuals who are nominated in accordance with this Section 7 shall be eligible for election by stockholders as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 7. The chairman of the meeting shall have the power to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 7.

(3) For purposes of this Section 7, (a) the “date of mailing of the notice” shall mean the date of the proxy statement for the solicitation of proxies for election of directors and (b) “public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable news service or (ii) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(4) Notwithstanding the foregoing provisions of this Section 7, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 7. Nothing in this Section 7 shall be deemed to affect any right of a stockholder to request inclusion of proposal in, nor the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

Section 8. MOTIONS. No matter shall be considered at any meeting of the stockholders except upon a motion duly made and seconded. Any motion or second of a motion shall be made only by a natural person present at the meeting who either is a stockholder of the Company or is acting on behalf of a stockholder of the Company, provided, that if the person is acting on behalf of a stockholder, he or she must present a written statement executed by the stockholder or the duly authorized attorney of the stockholder on whose behalf he or she purports to act.

Section 9. QUORUM. At a meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum.

Section 10. CONTROL SHARE ACQUISITION ACT. The acquisition of shares of common stock of the Corporation by any existing or future stockholders or their affiliates or associates shall be exempt from all of the provisions of Subtitle 7 (entitled “Voting Rights of Certain Control Shares”) of Title 3 of the Maryland General Corporation Law, as amended.

ARTICLE II.

Board of Directors

Section 1. GENERAL POWERS. Subject to the restrictions contained in the Charter and these Bylaws, the business and affairs of the Corporation shall be managed under the direction of its Board of Directors. The Board of Directors shall have the power to fix the compensation of its members and to provide for the payment of the expenses of Directors in attending meetings of the Board of Directors and of any committee of the Board of Directors.

Section 2. TENURE. Subject to removal, death, resignation or retirement of a Director, a Director shall hold office until the annual meeting of the stockholders for the year in which such Director’s term expires and until a successor shall be elected and qualify, or a successor appointed as provided in Section 7.1(d) of the Charter.

Section 3 NUMBER. From time to time, the number of Directors may be increased to not more than 20, or decreased to not less than the minimum number required by the Maryland General Corporation Law, upon resolution approved by a majority of the total number of Directors which the Corporation would have if there were no vacancies (the “Whole Board”).

Section 4. ANNUAL MEETING. An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

Section 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, Chief Executive Officer, President or by a majority of the Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them. The Board of Directors may provide, by resolution, the time and place for the holding of special meetings of the Board of Directors without other notice than such resolution.

Section 6. NOTICE. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, United States mail or courier to each director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 7. QUORUM AND VOTING. A majority of the Board of Directors shall constitute a quorum for the transaction of business, but if, at any meeting of the Board of Directors, there shall be less than a quorum present, the Directors present at the meeting, without further notice, may adjourn the same from time to time, until a quorum shall attend. Except as required by statute, or as provided in the Charter or these Bylaws, a majority of the Directors present at any meeting at which a quorum is present shall decide any questions that may come before the meeting.

Section 8. TELEPHONE MEETINGS. Members of the Board of Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.

Section 9. WRITTEN CONSENT BY DIRECTORS. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed or transmitted electronically by each director and such written consent is filed with the minutes of proceedings of the Board of Directors.

Section 10. RELIANCE. Each Director and officer of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion, report or statement, including financial statements or other financial data, prepared or presented by an officer or employee of the Corporation whom the Director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person as to a matter which the Director or officer reasonably believes to be within the person’s professional or expert competence or by a committee of the Board of Directors on which the Director does not serve, as to a matter within its designated authority, if the Director believes the committee to merit confidence.

ARTICLE III.

Committees of the Board of Directors

Section 1. EXECUTIVE COMMITTEE. (a) The Board of Directors may elect an Executive Committee consisting of three or more Directors. If such a Committee is established, the Board of Directors shall appoint one of the members of the Executive Committee to the office of Chairman of the Executive Committee. The Chairman and other members of the Executive Committee shall hold office until the first meeting of the Board of Directors following the annual meeting of stockholders next succeeding their respective elections or, if earlier, until removed by the Board of Directors or until they shall cease to be Directors. Vacancies in the Executive Committee or in the office of Chairman of the Executive Committee shall be filled by the Board of Directors.

(b) If such a Committee is established, all the powers of the Board of Directors in the management of the business and affairs of the Corporation, except as otherwise provided by the Maryland General Corporation Law, the Charter and these Bylaws, shall vest in the Executive Committee, when the Board of Directors is not in session.

Section 2. AUDIT COMMITTEE. The Board of Directors shall elect an Audit Committee consisting of three or more Directors. The Board of Directors shall appoint one of the members of the Audit Committee to the office of Chairman of the Audit Committee. The Chairman and other members of the Audit Committee shall hold office until the first meeting of the Board of Directors following the annual meeting of stockholders next succeeding their respective elections or, if earlier, until removed by the Board of Directors or until they shall cease to be Directors. Vacancies in the Audit Committee or in the office of Chairman of the Audit Committee shall be filled by the Board of Directors.

Section 3. COMPENSATION COMMITTEE. The Board of Directors shall elect a Compensation Committee consisting of three or more Directors. The Board of Directors shall appoint one of the members of the Compensation Committee to the office of Chairman of the Compensation Committee. The Chairman and other members of the Compensation Committee shall hold office until the first meeting of the Board of Directors following the annual meeting of stockholders next succeeding their respective elections or, if earlier, until removed by the Board of Directors or until they shall cease to be Directors. Vacancies in the Compensation Committee or in the office of Chairman of the Compensation Committee shall be filled by the Board of Directors.

Section 4. COMMITTEE ON DIRECTORS AND GOVERNANCE. The Board of Directors shall elect a Committee on Directors and Governance consisting of three or more Directors. The Board of Directors shall appoint one of the members of the Committee on Directors and Governance to the office of Chairman of the Committee on Directors and Governance. The Chairman and other members of the Committee on Directors and Governance shall hold office until the first meeting of the Board of Directors following the annual meeting of stockholders next succeeding their respective elections or, if earlier, until removed by the Board of Directors or until they shall cease to be Directors. Vacancies in the Committee on Directors and Governance or in the office of Chairman of the Committee on Directors and Governance shall be filled by the Board of Directors.

Section 5. OTHER COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the entire Board, designate one or more additional committees, each of which shall consist of one or more Directors of the Corporation, and if it elects such a committee consisting of more than one director, shall appoint one of the members of the committee to be Chairman thereof.

Section 6. MEETINGS. The Executive Committee and each other committee shall meet from time to time on call of its Chairman or on call of any one or more of its members or the Chairman of the Board for the transaction of any business.

Section 7. QUORUM AND VOTING. At any meeting, however called, of the Executive Committee and each other committee, a majority of its members shall constitute a quorum for the transaction of business. A majority of such quorum shall decide any matter that may come before the meeting.

Section 8. TELEPHONE MEETINGS. Members of any committee of the Board of Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.

Section 9. WRITTEN CONSENT BY COMMITTEES. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed or transmitted electronically by each member of the committee and such written consent is filed with the minutes of proceedings of the committee.

Section 10. MINUTES. The Executive Committee and each other committee shall keep minutes of its proceedings.

ARTICLE IV.

Chairman of the Board / Officers

Section 1. GENERAL. The Board of Directors shall appoint one of their number as Chairman of the Board and may appoint one of their number as Honorary Chairman of the Board, either of whom may or may not also serve as an officer of the Company. In addition, in the event of the absence of the Chairman or in the event that the Chairman ceases, for any reason, to be a member of the Board and the Board has not yet elected a successor, the Board of Directors may appoint one of their number as Acting Chairman of the Board. All of the duties and powers of the Chairman of the Board shall be vested in the Acting Chairman of the Board (in the event the Board has appointed an Acting Chairman). The Board of Directors shall appoint a Chief Executive Officer who may also be a Director. The Board of Directors shall also appoint the President and may appoint one or more Senior Vice Presidents and Vice Presidents, who need not be Directors, and such other officers and agents with such powers and duties as the Board of Directors may prescribe. The Chief Executive Officer shall appoint a Treasurer and a Secretary, neither of whom need be a Director, and may appoint a controller and one or more Assistant Vice Presidents, Assistant

Controllers, Assistant Secretaries and Assistant Treasurers, none of whom need be a Director. All said officers shall hold office until the first meeting of the Board of Directors following the annual meeting of the stockholders next succeeding their respective elections, and until their successors are appointed and qualify. Any two of said offices, except those of President and Senior Vice President or Vice President, may, at the discretion of the Board of Directors, be held by the same person.

Section 2. CHIEF EXECUTIVE OFFICER. Subject to any supervisory duties that may be given to the Chairman of the Board by the Board of Directors and the direction of the Board of Directors generally, the Chief Executive Officer shall have direct supervision and authority over the business and affairs of the Corporation. If the Chief Executive Officer is also a Director, and in the absence of the Chairman of the Board or the Acting Chairman of the Board, if any, the Chief Executive Officer shall preside at all meetings of the Board of Directors at which he or she shall be present. He or she shall make a report of the operation of the Corporation for the preceding fiscal year to the stockholders at their annual meeting and shall perform such other duties as are incident to his or her office, or as from time to time may be assigned to him or her by the Board of Directors or the Executive Committee, or by these Bylaws.

Section 3. CHAIRMAN OF THE BOARD. The Chairman of the Board (or, in his or her absence, the Acting Chairman of the Board, if there be one, or, in the absence of an Acting Chairman of the Board, the Chief Executive Officer, if a Director) shall preside at all meetings of the Board of Directors at which he or she shall be present and shall have such other powers and duties as from time to time may be assigned to him or her by the Board of Directors or the Executive Committee or by these Bylaws. The Board of Directors may select a presiding director who, in the absence of the Chairman of the Board and the Chief Executive Officer, if the Chief Executive Officer is also a Director, shall preside at all meetings of the Board of Directors at which he or she shall be present.

Section 4. CHAIRMAN OF THE EXECUTIVE COMMITTEE. The Chairman of the Executive Committee shall preside at all meetings of the Executive Committee at which he or she shall be present.

Section 5. PRESIDENT. Except as otherwise provided in these Bylaws, the President shall perform the duties and exercise all the functions of the Chief Executive Officer in his or her absence or during his or her inability to act, in such manner as from time to time may be determined by the Board of Directors or by the Executive Committee. The President, Senior Vice Presidents and Vice Presidents shall have such other powers, and perform such other duties, as may be assigned to him/her or them by the Board of Directors, the Executive Committee, the Chief Executive Officer, or these Bylaws.

Section 6. SECRETARY. The Secretary shall issue notices for all meetings, shall keep the minutes of all meetings, shall have charge of the records of the Corporation, and shall make such reports and perform such other duties as are incident to his or her office or are required of him or her by the Board of Directors, the Chairman of the Board, the Executive Committee, the Chief Executive Officer, or these Bylaws.

Section 7. TREASURER. The Treasurer shall have charge of all monies and securities of the Corporation and shall cause regular books of account to be kept. The Treasurer shall perform all duties incident to his or her office or are required by him or her of the Board of Directors, the Chairman of the Board, the Executive Committee, the Chief Executive Officer or these Bylaws, and may be required to give bond for the faithful performance of his or her duties in such sum and with such surety as may be required by the Board of Directors or the Executive Committee.

ARTICLE V.

Fiscal Year

The fiscal year of the Corporation shall end on the 31st day of December in each year, or on such other day as may be fixed from time to time by the Board of Directors.

ARTICLE VI.

Seal

The Board of Directors shall provide (with one or more duplicates) a suitable seal, containing the name of the Corporation, which shall be in the charge of the Secretary or Assistant Secretaries.

ARTICLE VII.

Stock

Section 1. CERTIFICATES. Shares of stock of the Corporation may be issued as share certificates or may be uncertificated. If issued as share certificates, such certificates shall be issued in such form as may be approved by the Board of Directors and shall be signed by the Chief Executive Officer, the Chairman of the Board, the President, a Senior Vice President or a Vice President, and also countersigned by one of the following: the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary; and shall be sealed with the seal of the Corporation (which may be in the form of a facsimile of the seal of the Corporation).

Section 2. ISSUANCE AND REGISTRATION. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issuance and registration of certificates of stock, provided, however, that it shall conform to all requirements of the Securities and Exchange Commission and of any stock exchange upon which any class of its stock is listed.

Section 3. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD. The Board of Directors at any time by resolution may direct that the stock transfer books be closed for a period not exceeding 20 days immediately preceding any annual or special meeting of the stockholders, or the payment of any dividend or any allotment of rights. In lieu of providing for the closing of the books against transfers of stock as aforesaid the Board of Directors may fix a date, not less than 10 days nor more than 90 days preceding the date of any meeting of stockholders, and not more than 90 days preceding any dividend payment date or the date of any allotment of rights, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting, or entitled to receive such dividends or rights, as the case may be.

Section 4. REPLACEMENT CERTIFICATE. In case any certificate of stock is lost, stolen, mutilated or destroyed, the Board of Directors shall authorize the issuance of a new certificate in place thereof upon such terms and conditions as it may deem advisable.

ARTICLE VIII.

Execution of Instruments

All checks, drafts, bills of exchange, acceptances, debentures, bonds, coupons, notes or other obligations or evidences of indebtedness of the Corporation and also all deeds, mortgages, indentures, bills of sale, assignments, conveyances or other instruments of transfer, contracts, agreements, licenses, endorsements, stock powers, dividend orders, powers of attorney, proxies, waivers, consents, returns, reports, applications, appearances, complaints, declarations, petitions, stipulations, answers, denials, certificates, demands, notices or documents, instruments or writings of any nature shall be signed, executed, verified, acknowledged and delivered by such officers, agents or employees of the Corporation, or any one of them, and in such manner, as from time to time may be determined by the Board of Directors or by the Executive Committee, except as provided by statute, by the Charter or by these Bylaws.

ARTICLE IX.

Waiver of Notice of Meetings

Section 1. STOCKHOLDER MEETINGS. Notice of the time, place and/or purposes of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy; if any stockholder shall, in writing filed with the records of the meeting either before or after the holding thereof, waive notice of any stockholders meeting, notice thereof need not be given to him or her.

Section 2. BOARD MEETINGS. Notice of any meeting of the Board of Directors need not be given to any Director if he or she shall, in writing filed with the records of the meeting either before or after the holding thereof, waive such notice, or if he or she is present at the meeting (unless he or she is present for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened).

ARTICLE X.

Amendment to Bylaws

These Bylaws may be altered or repealed and new Bylaws may be adopted (a) at any annual or special meeting of stockholders by the affirmative vote of the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat, provided, however, that to the extent set forth in the Charter any proposed alteration or repeal of, or the adoption of, any Bylaw shall require the affirmative vote of the holders of at least 80% of the voting power of all Voting Stock (as defined in the Charter) then outstanding, voting together as a single class, and provided, further, however, that, in the case of any such stockholder action at a special meeting of stockholders, notice of the proposed alteration, repeal or adoption of the new Bylaw or Bylaws must be contained in the notice of such special meeting, or (b) by the affirmative vote of a majority of the Whole Board.

ARTICLE XI.

Indemnification

Section 1. MGCL. The provisions of Section 2-418 of the Maryland General Corporation Law, as in effect from time to time, and any successor thereto, are hereby incorporated by reference in these Bylaws.

Section 2. GENERAL. The Corporation (a) shall indemnify its Directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures set forth in Section 3 hereof and to the full extent permitted by law and (b) may indemnify other employees and agents to such extent, if any, as shall be authorized by the Board of Directors and be permitted by law, and may advance expenses to employees and agents under the procedures set forth in Section 4 hereof. For purposes of this Article XI, the “advance of expenses” shall include the providing by the Corporation to a Director, officer, employee or agent who has been named a party to a proceeding, of legal representation by, or at the expense of, the Corporation.

Section 3. TIMING. Any indemnification of an officer or Director or advance of expenses to an officer or Director in advance of the final disposition of any proceeding, shall be made promptly, and in any event within 60 days, upon the written request of the Director or officer entitled to request indemnification. A request for advance of expenses shall contain the affirmation and undertaking described in Section 4 hereof and be delivered to the General Counsel of the Corporation or to the Chairman of the Board. The right of an officer or Director to indemnification and advance of expenses hereunder shall be enforceable by the officer or Director entitled to request indemnification in any court of competent jurisdiction, if (a) the Corporation denies such request, in whole or in part, or (b) no disposition thereof is made within 60 days after request. The costs and expenses incurred by the officer or Director entitled to request indemnification in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. All rights of an officer or Director to indemnification and advance of expenses hereunder shall be deemed to be a contract between the Corporation and each Director or officer of the Corporation who serves or served in such capacity at any time while this Article XI is in effect.

Section 4. ADVANCE OF EXPENSES. The Corporation may advance expenses, prior to the final disposition of any proceeding, to or on behalf of an employee or agent of the Corporation who is a party to a proceeding as to action while employed by or on behalf of the Corporation and who is neither an officer nor Director of the Corporation upon (a) the submission by the employee or agent to the General Counsel of the Corporation of a written affirmation that it is such employee’s or agent’s good faith belief that such employee or agent has met the requisite standard of conduct and an undertaking by such employee or agent to reimburse the Corporation for the advance of expenses by the Corporation to or on behalf of such employee or agent if it shall ultimately be determined that the standard of conduct has not been met and (b) the determination by the General Counsel, in his or her discretion, that advance of expenses to the employee or agent is appropriate in light of all of the circumstances, subject to such additional conditions and restrictions not inconsistent with this Article XI as the General Counsel shall impose.

Section 5. NONEXCLUSIVITY. The indemnification and advance of expenses provided by this Article XI (a) shall not be deemed exclusive of any other rights to which a person requesting indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of stockholders or disinterested Directors or other provision that is not contrary to law, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and (b) shall continue in respect of all events occurring while a person was a Director, officer, employee or agent of the Corporation.

Section 6. EFFECTIVE TIME AND AMENDMENTS. This Article XI shall be effective from and after the date of its adoption and shall apply to all proceedings arising prior to or after such date, regardless of whether relating to facts or circumstances occurring prior to or after such date. Subject to Article X of these Bylaws nothing herein shall prevent the amendment of this Article XI, provided that no such amendment shall diminish the rights of any person hereunder with respect to events occurring or claims made before the adoption of such amendment or as to claims made after such adoption in respect of events occurring before such adoption.

Section 7. AUTHORITY OF BOARD. The Board of Directors may take such action as is necessary to carry out the indemnification provisions of this Article XI and is expressly empowered to adopt, approve and amend from time to time such resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law.

Section 8. SEVERABILITY. The invalidity or unenforceability of any provision of this Article XI shall not affect the validity or enforceability of any other provision hereof. The phrase “this Bylaw” in this Article XI means this Article XI in its entirety.

Section 9. THIRD PARTY BENEFICIARY. The indemnification and advance of expenses provided by, or granted pursuant to, this Article XI shall be binding upon the Corporation (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Corporation) and be enforceable by the persons listed herein and their respective successors and assigns, shall continue as to any such person who has ceased to be a director, trustee, officer, employee or agent of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Corporation, and shall inure to the benefit of such person and his or her spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.